The Disney Stores
North America Group

Report and Financial Statements
For the years ended October 2, 2004,
September 27, 2003 and September 28, 2002

PricewaterhouseCoopers LLP 350 S. Grand Ave. Los Angeles, CA 90017 Telephone (213) 356 6000 Facsimile (813) 637 4444

Report of Independent Auditors

To the Board of Directors of
The Walt Disney Company:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, cash flows, and group equity present fairly, in all material respects, the financial position of the Disney Stores North America Group (the "Group") at October 2, 2004 and September 27, 2003, and the results of its operations and its cash flows for each of the three years in the period ended October 2, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

January 6, 2005

THE DISNEY STORES NORTH AMERICA GROUP
COMBINED STATEMENTS OF OPERATIONS
(In thousands)

                                                          Year ended          Year ended              Year ended
                                                          October 2,          September 27,           September 28,
                                                            2004                2003                    2002
-----------------------------------------------      ------------------  --------------------     ---------------------
Net sales                                             $      596,253       $    573,250            $    615,938

Cost of sales - See Note 5 for related party
    transactions                                             379,031            392,625                 392,704
                                                     ------------------    ---------------        ----------------

     Gross profit                                            217,222            180,625                 223,234

Store expenses                                               197,676            222,798                 218,854
Selling, general and administrative                           69,613             91,806                  93,182
Restructuring and impairment charges
    (reversals)                                               (1,307)            15,220                  (7,313)
                                                     ------------------    ---------------        ----------------

Operating loss                                               (48,760)          (149,199)                (81,489)
Other income (expense)                                           539               (347)                   (218)
                                                     ------------------    ---------------        ----------------
Loss from continuing operations before
    income taxes                                             (48,221)          (149,546)                (81,707)
Provision for income taxes (Note 4)                                -                  -                       -
                                                     ------------------    ---------------        ----------------

Loss from continuing operations                              (48,221)          (149,546)                (81,707)

Discontinued stores (Note 3)
    Loss on discontinued stores                               (4,980)           (17,399)                 (5,579)
                                                     ------------------    ---------------        ----------------
        Net loss                                      $      (53,201)      $   (166,945)            $   (87,286)
                                                     ==================    ===============        ================

See Notes to Combined Financial Statements

THE DISNEY STORES NORTH AMERICA GROUP
COMBINED BALANCE SHEETS
(In thousands)

                                                                          October 2,         September 27,
                                                                             2004                2003
------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
     Cash and cash equivalents                                           $     9,739       $     5,903
     Accounts receivable, net                                                  7,864             7,675
     Inventories, net of valuation allowances of $2,137 at
       October 2, 2004 and $3,329 at September 27, 2003                      100,412            97,402
     Prepaid expenses and other current assets                                12,752            18,342
                                                                        --------------    --------------
         Total current assets                                                130,767           129,322

Property and equipment
     Leasehold improvements                                                   73,771            98,804
     Equipment                                                                60,923            64,386
     Furniture and fixtures                                                  192,613           233,159
     Accumulated depreciation                                               (280,453)         (329,831)
     Projects in progress                                                        162             4,142
                                                                        --------------    --------------
Property and equipment, net                                                   47,016            70,660

Other assets                                                                   1,931             1,931
                                                                        --------------    --------------
         Total assets                                                    $   179,714       $   201,913
                                                                        ==============    ==============

LIABILITIES AND GROUP EQUITY
Current Liabilities
     Accounts payable                                                    $    35,596       $    49,863
     Accrued liabilities                                                      24,984            54,720
     Deferred revenue                                                          7,389            17,278
                                                                        --------------     -------------
         Total current liabilities                                            67,969           121,861

Accrued rent                                                                   5,713             6,826

Commitments and contingencies (Note 9)

Group Equity                                                                 106,032            73,226
                                                                        --------------    --------------
         Total Liabilities and Group Equity                              $   179,714       $   201,913
                                                                        ==============    ==============

See Notes to Combined Financial Statements

THE DISNEY STORES NORTH AMERICA GROUP
COMBINED STATEMENTS OF CASH FLOWS
(In thousands)

                                                                   Year ended         Year ended             Year ended
                                                                   October 2,        September 27,          September 28,
                                                                     2004                2003                   2002
--------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
    Loss from continuing operations                             $   (48,221)         $  (149,546)          $    (81,707)
    Adjustments to reconcile loss from continuing
     operations to cash used in operating activities:
     Asset impairments                                                   -                11,020                      -
     Depreciation                                                    23,779               24,658                 23,852
    Change in operating assets and liabilities:
       Accounts receivable                                             (849)                 381                   (369)
       Inventories                                                   (7,452)              37,499                   (875)
       Prepaid expenses and other assets                              4,434               13,852                 12,454
       Accounts payable                                             (14,021)             (14,082)                 4,463
       Accrued liabilities                                          (17,905)              (6,419)               (14,336)
       Deferred revenue                                              (8,606)               4,990                  1,435
                                                               ---------------      ---------------      -----------------
                 Net cash used in operating activities              (68,841)             (77,647)               (55,083)
                                                               ---------------      ---------------      -----------------

Cash flows from investing activities:
     Capital expenditures                                            (5,503)             (12,084)               (20,998)
                                                               ---------------      ---------------      -----------------
                 Net cash used in investing activities               (5,503)             (12,084)               (20,998)
                                                               ---------------      ---------------      -----------------

Cash flows from financing activities:
     Equity contributions from Disney, net                           85,374               94,068                 80,240
                                                               ---------------      ---------------      -----------------
               Cash provided by financing activities                 85,374               94,068                 80,240
                                                               ---------------      ---------------      -----------------

Effect of exchange rates on cash and cash equivalents                   633                  880                    (19)
                                                               ---------------      ---------------      -----------------
Increase in cash and cash equivalents from continuing
   operations                                                        11,663                5,217                  4,140
Cash used in discontinued operations                                 (7,827)              (9,785)                (2,759)
                                                               ---------------      ---------------      -----------------
Net increase (decrease) in cash                                       3,836               (4,568)                 1,381
Cash and cash equivalents, beginning of year                          5,903               10,471                  9,090
                                                               ---------------      ---------------      -----------------
Cash and cash equivalents, end of year                          $     9,739          $      5,903          $     10,471                                                 $                      $                      $
                                                               ===============      ===============      =================

See Notes to Combined Financial Statements

THE DISNEY STORES NORTH AMERICA GROUP
COMBINED STATEMENTS OF GROUP EQUITY
(In thousands)

                                                                                   Accumulated
                                                                                      other
                                                                                  comprehensive          Total Group
                                                             Group Equity          income (loss)            Equity
                                                           ----------------     ------------------     ----------------

BALANCE AT SEPTEMBER 29, 2001                              $    152,764            $      (476)         $     152,288
     Equity contributions from Disney, net                       80,240                      -                 80,240
     Net loss                                                   (87,286)                     -                (87,286)
     Foreign currency translation adjustment                          -                    (19)                   (19)
                                                          ----------------      -----------------     ----------------
BALANCE AT SEPTEMBER 28, 2002                                   145,718                   (495)               145,223
     Equity contributions from Disney, net                       94,068                      -                 94,068
     Net loss                                                  (166,945)                     -               (166,945)
     Foreign currency translation adjustment                          -                    880                    880
                                                          ----------------      -----------------     ----------------
BALANCE AT SEPTEMBER 27, 2003                                    72,841                    385                 73,226
     Equity contributions from Disney, net                       85,374                      -                 85,374
     Net loss                                                   (53,201)                     -                (53,201)
     Foreign currency translation adjustment                          -                    633                    633
                                                          ----------------      ------------------     ----------------
BALANCE AT OCTOBER 2, 2004                                 $    105,014            $     1,018          $     106,032
                                                          ================      ==================     ================

Comprehensive loss is as follows:

                                                              Year ended           Year ended             Year ended
                                                              October 2,          September 27,          September 28,
                                                                 2004                  2003                  2002
                                                           ----------------     ------------------     ----------------

Net loss                                                   $    (53,201)           $  (166,945)               (87,286)
Foreign currency translation adjustment                             633                    880                    (19)
                                                          ----------------      ------------------     ----------------
Comprehensive loss                                         $    (52,568)           $  (166,065)         $     (87,305)
                                                          ================      ==================     ================

See Notes to Combined Financial Statements

THE DISNEY STORES NORTH AMERICA GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS

1. Description of the Business and Summary of Significant Accounting Policies

The combined financial statements reflect the combination of The Walt Disney Company's (together with its wholly owned subsidiaries referred to as "Disney") retail store distribution operations in North America (collectively, "the Disney Stores North America Group" or "the Group"). The Group operates in one segment, retail distribution of Disney-themed merchandise including toys, apparel, collectibles, and hard goods. Stores operated by the Group are as follows:

                                          October 2,        September 27,   September 28,
                                             2004               2003           2002
                                        -------------     --------------   ----------------
United States of America                       301               354              413
Canada                                          15                15               16
                                        -------------     --------------   ----------------
                  Total stores                 316               369              429
                                        =============     ==============   ================

Summary of Significant Accounting Policies

Principles of Combination
The combined financial statements reflect the assets, liabilities, revenues, expenses and cash flows related to the Disney Stores North America Group. All significant intergroup transactions and balances have been eliminated. Certain overhead and general and administrative services are provided by Disney and the cost of these services have been allocated to the Group (see Note 5) on various bases, which, in the opinion of management, are reasonable. However, such expenses are not necessarily indicative of expenses that would have been incurred had the Group been operating as a separate business.

Fiscal Year
The Group's fiscal year ends on the Saturday closest to September 30. Fiscal year 2004 consisted of 53 weeks and ended on October 2, 2004. Fiscal years 2003 and 2002 consisted of 52 weeks and ended on September 27, 2003 and September 28, 2002, respectively.

Revenue Recognition
The Group recognizes revenue, net of sales returns, when the customer takes ownership of the merchandise upon purchase at the Group's retail stores.  An allowance for estimated sales returns based primarily on historical trends of actual returns is recorded.  The allowance for estimated sales returns for continuing operations was approximately $540,000 and $476,000 as of October 2, 2004 and September 27, 2003, respectively.

Gift certificates, stored value cards and video pre-sales are recorded as revenue when they are redeemed for merchandise.  Prior to their redemption, cash received for gift certificates, stored value cards and video pre-sales is recorded as deferred revenue.

Cash and Cash Equivalents
Cash and cash equivalents consist of cash on hand and marketable securities with original maturities of three months or less.

Inventories
Inventories, which consist primarily of finished goods, are stated at the lower of cost or market. Cost is determined using the average cost method.

Property and Equipment
Property and equipment are carried at cost and include improvements that extend the useful lives of assets. Depreciation is computed on the straight-line method based upon estimated useful lives as follows:

Store furniture, fixtures, and equipment Leasehold improvements	3 to 10 years Shorter of 10 years or the remaining lease term

Credit Concentrations
Financial instruments that potentially subject the Group to credit risk consist primarily of cash and accounts receivable with credit card companies. The Group has cash deposited with financial institutions and, at times, such amounts may be in excess of the FDIC insurance limits. At October 2, 2004 and September 27, 2003, approximately 90% and 94%, respectively, of the Group's accounts receivable are due from two credit card companies. The Group generally does not require collateral on such receivables.

Accounting for Impairment of Long-Lived Assets
The Group evaluates its long-lived assets for impairment on an annual basis, or more often, if certain impairment triggers are present. The Group evaluates each store's performance (after a store has been open for one entire fiscal year) and compares the carrying value of each store's long-lived assets, principally leasehold improvements and fixtures, to its estimated direct future undiscounted cash flows before selling, general and administrative expenses.  When the evaluation of a store location indicates that the estimated direct future undiscounted cash flows are not sufficient to recover the carrying value of the long-lived assets at the store, the long-lived assets are considered impaired and are adjusted to their fair values using a discounted cash flow model.

Accrued Rent
Many of the Group's operating leases contain free rent periods and contractually determined fixed increases of the minimum rental payments during the initial lease term. For these leases, the Group recognizes the related rental expense on a straight-line basis and records the difference between the amounts charged to expense and the rent paid as accrued rent.

For leases that have expired but for which the Group still occupies, rent expense is estimated based on the expired contract terms, including contractual penalties. These penalties and rent expense for this period are trued-up when settled with landlords.

Income Taxes
The Group is included in Disney's consolidated tax return. The Group accounts for income taxes under the separate return method as if it were filing a separate tax return. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Amounts owed or to be received for current period taxes from Disney under a separate tax return method are included in group equity.

Stock Options
Certain employees of the Group participate in Disney's stock option plan under which stock options and other awards may be granted to key executives and management at exercise prices equal to or exceeding the market price at the date of grant. The Group applies the intrinsic-value-based method of accounting for its fixed-plan stock options. Under this method, compensation cost is recorded on the date of grant if the current market price of the underlying stock exceeded the exercise price.

The following table illustrates the effect on net income as if the fair-value-based method prescribed by Statement of Financial Accounting Standards (SFAS) No. 123 "Accounting for Stock Based Compensation" had been applied to all outstanding and unvested awards in each period (in thousands):

                                                   Year ended              Year ended           Year ended
                                                    October 2,            September 27,       September 28,
                                                       2004                   2003                 2002
                                               ------------------   ------------------   -----------------
   Net loss, as reported                        $    (53,201)        $     (166,945)      $   (87,286)

       Less: stock option expense                     (2,015)                (2,415)       $  (2,308)
                                               ------------------   ------------------   -----------------
               Pro forma net loss               $    (55,216)         $    (169,360)       $  (89,594)
                                               ==================   ==================   =================

These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years.

Fair Value of Financial Instruments
At October 2, 2004 and September 27, 2003, the Disney Stores North America Group's financial instruments included cash and cash equivalents, receivables, and accounts payable. The fair values of these financial instruments approximated carrying values because of their short-term nature.

Foreign Currency Translation
The Group has determined that the functional currency for its Canadian stores is the Canadian dollar. Accordingly, assets and liabilities denominated in Canadian dollars are translated into U.S. dollars at the current rate of exchange existing at period-end and revenues and expenses are translated at average monthly exchange rates.  Related translation adjustments are reported as a separate component of Group Equity.

Restructuring
The Group adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146) effective September 28, 2002, which did not have a material impact on its combined results of operations and financial position. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized at fair value when the liability is incurred, rather than when the exit or disposal plan was committed to, as was generally the case under previous accounting rules.

Prior to September 28, 2002, the Group accounted for restructuring charges under EITF No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity," which generally required accrual of severance and store closure costs upon management's intent to exit an activity. See Note 2 for discussion of restructuring charges recognized by the Group.

Discontinued Stores
Under SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," a component of a business is required to be classified as discontinued operations when a) the operations and cash flow of the stores have been (or will be) eliminated from the Group's ongoing operations and b) the Group will not have any significant continuing involvement in the operations after closure. The Group considers each store to be a component of its operations. The Group has generally determined that for stores where another operating Disney store was not within fifteen miles, the operations and cash flows of the stores are eliminated from the Group's ongoing operations and, accordingly, these stores are presented as discontinued stores.

Use of Estimates
The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and footnotes thereto. Significant items subject to such estimates and assumptions include the carrying value of property and equipment; valuation allowances for inventories; store closure and employee severance accruals; and sales return reserves. Actual results may differ from those estimates.

2. Restructuring and Impairment Charges

During the year ended September 29, 2001, the Group entered into a plan to close approximately 71 stores due to declining operating performance and recorded charges related to the write down of fixed assets, lease termination costs, severance and other related store closure costs. During the year ended September 28, 2002, the Group expanded the plan to close an additional 45 stores due to continued poor operating results. During the year ended September 28, 2002, the Group had favorable experience in the closure process for actual lease termination and other related store closure costs and recorded a recovery of its previously recorded restructuring charges of $7,313,000. The Group completed the closure of the stores under this plan in March 2003.

During the year ended September 27, 2003, Disney announced that it was pursuing strategic options for the Group including possible sale. In connection with preparing the Group for sale, Disney announced that it expected to close certain underperforming stores. During the years ended October 2, 2004 and September 27, 2003, the Group recorded charges totaling $5,132,000 and $15,220,000, respectively, principally reflecting fixed asset write downs related to stores it expects to close and the cost of certain administrative headcount reductions. Charges during the year ended October 2, 2004 were reduced by a change in estimate of the cost to exit a long term lease associated with a store closed as part of the 2001 restructuring. Fixed assets associated with the stores identified for closure have been written down to their fair value, determined on the basis of estimated discounted cash flows through the expected date of closure. See discussion of the store closures that represent discontinued operations in Note 3.

Restructuring reserve activity, which primarily related to lease obligations for continuing and discontinuing operations from September 29, 2001 through the periods indicated, is as follows (in thousands):

                                                Continuing            Discontinued
                                                Operations             Operations               Total
                                              -----------------     -----------------     ------------------
Balance at September 29, 2001                  $        24,619       $        6,972        $        31,591
    Payments                                            (2,855)                (661)                (3,516)
    Reversals credited to operations                    (7,313)                   -                 (7,313)
                                              -----------------     -----------------     ------------------
Balance at September 28, 2002                           14,451                6,311                 20,762
    Additions charged to operations                     15,220                    -                 15,220
    Fixed asset impairments                            (11,020)                   -                (11,020)
    Payments                                            (7,351)              (4,821)               (12,172)
                                              -----------------     -----------------     ------------------
Balance at September 27, 2003                           11,300                1,490                 12,790
    Additions charged to operations                      4,193                  939                  5,132
    Reversals credited to operations                    (5,500)                   -                 (5,500)
    Payments                                            (4,509)              (2,429)                (6,938)
                                              -----------------     -----------------     ------------------
Balance at October 2, 2004                     $         5,484         $          -         $        5,484
                                              =================     =================     ==================

The remaining restructuring reserve relates principally to future lease obligations for a store closed as part of the 2001 restructuring. Management is currently negotiating with the landlord to settle the remaining lease obligations, and anticipates that the remaining accrual balance will be sufficient to cover any such settlement.

3. Discontinued stores

Management evaluated the 53, 61 and 54 stores closed during the years ended October 2, 2004, September 28, 2003 and September 29, 2002, respectively, and determined that in many cases, the operations and cash flows of the stores were eliminated from the Group's ongoing operations and, therefore, the stores should be classified as discontinued operations. The Group generally determined that for stores closed where another operating Disney store was not within fifteen miles, the operations and cash flows of the stores were eliminated from the Group's ongoing operations. Based on this assessment, the results of operations for 32, 41 and 25 stores closed during years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively, were presented as discontinued operations.

Assets and liabilities included in the combined balance sheet associated with discontinued stores at September 27, 2003 were comprised of the following (in thousands):

   Accounts receivable, net                                  $          660
   Inventories, net                                                   4,442
   Prepaid expenses and other current assets                          1,147
   Property and equipment, net                                          480
                                                             --------------
     Assets associated with discontinued stores              $        6,729
                                                             ==============

   Accounts payable                                          $          246
   Accrued liabilities                                                8,056
   Deferred revenue                                                   1,283
                                                             --------------
     Liabilities associated with discontinued stores         $        9,585
                                                             ==============

There were no amounts associated with stores presented as discontinued operations included in the combined balance sheet at October 2, 2004. Net sales for stores presented as discontinued operations for the years ended October 2, 2004, September 27, 2003 and September 28, 2002 were $30,456,000, $79,224,000 and $111,276,000, respectively.

4. Income Taxes

The Group has incurred significant operating losses for all periods presented. Under the separate return method, the Group has not recorded an income tax benefit as it would not be entitled to a current tax refund. Accordingly, no benefit has been recorded for income taxes from continuing operations or from discontinued stores for all periods presented.

The Group has certain items that would result in deferred tax balances. These consist of differences between the book and tax bases of property and equipment and items that are not currently deductible for tax purposes such as restructuring reserves, accrued rent, and inventory obsolescence reserves. Additionally, under a separate return method, the Group would have significant net operating loss carryforwards. These net operating loss carryforwards have been utilized by Disney to reduce its current tax obligations in Disney's consolidated tax returns. The Group has recorded a full valuation allowance for deferred tax assets as it is more likely than not that they will not be realized.

5. Related Party Transactions

Treasury-related Activities
Disney manages most treasury activities on a centralized, combined basis. These activities include the investment of surplus cash and the issuance, repayment and repurchase of short-term and long-term debt, issuing letters of credit for the purchase of inventory in foreign countries, and hedging the foreign exchange risk related to the operations of the Canadian stores. Disney has provided all necessary funding for the operations and investments of the Group since inception and such funding has been accounted for as equity contributions from Disney. Accordingly, no interest charge from Disney has been reflected in the accompanying combined financial statements. Surplus cash transferred to Disney from time to time has been accounted for as a return of equity. Net cash contributed to the Group by Disney during the years ended October 2, 2004, September 27, 2003 and September 28, 2002 was $85,374,000, $94,068,000 and $80,240,000, respectively.

Disney manages the foreign currency exposure of all of its international subsidiaries on a net basis. Disney allocates hedge results to its various subsidiaries based on its forecasted exposures. The Group's primary foreign currency exposure is related to forecasted Canadian dollar cash flows. Allocated gains and losses on contracts hedging forecasted Canadian dollar cash flows are transferred to the Group from Disney and recognized in revenues. Gains (losses) allocated from these transactions were ($1,803,000), ($918,000), and $472,000 for the years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively.

General and Administrative Allocations
Corporate general and administrative ("G&A") allocations included in the accompanying combined statements of operations include charges for legal, accounting (tax and financial), treasury, tax planning and strategic planning services; risk management; employee benefit plans and administration thereof; information and telecommunications services; purchasing and material procurement; public and investor relations; corporate travel; and corporate offices, warehouses and other facilities. Disney allocates the cost of corporate G&A services and facilities to the Group generally based on relevant utilization measures such as transactions, headcount and square footage. Where determinations based on utilization alone are impractical, Disney uses other methods and criteria that management believes to be a reasonable estimate of costs attributable to the Group. G&A allocations include, without limitation, all costs and expenses of personnel employed in connection with such services and facilities, including payroll, payroll taxes and fringe benefit costs; all overhead costs and expenses directly related to such personnel and the services or facilities provided by personnel and all materials used in connection with such services or facilities. Total charges allocated to the Group included in selling, general and administrative expense were $12,783,000, $14,000,000 and $10,800,000 during the years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively.

Insurance Coverage
The Group is covered under Disney's insurance policy and is responsible for paying all related claims to the extent that claims fall within Disney's deductible limits. Disney allocates a portion of its insurance costs to the Group which is reflected in the Group's statements of operations in either store expense or selling, general and administrative expense depending on the type of insurance coverage provided. The Group recorded $321,000, $861,000, and $1,638,000 of these costs in store expenses for the years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively, and $1,354,000, $1,094,000, and $1,600,000 in selling, general and administrative for the years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively.

Beginning in fiscal 2003, the Group pays an additional premium to Disney as insurance from paying any claim amounts that are within Disney's deductible limits of its insurance policy. These premiums are calculated based on the Group's historical claim data. The Group recorded $3,967,000 and $2,573,000 of these premium costs in store expense for the years ended October 2, 2004 and September 27, 2003, respectively, and $321,000 and $861,000 in selling, general and administrative expense for the years ended October 2, 2004 and September 27, 2003, respectively.

Medical Plans
Employees of the Group participate in Disney's medical plans. Disney allocates a portion of its medical plan costs to the Group based on headcount of the participants. The Group recorded $2,160,000, $2,743,000, and $2,286,000 in store expense for the years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively, and $1,978,000, $3,647,000, and $3,115,000 in selling, general and administrative expense for the years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively.

Stores Transferred to Disney
During the year ended October 2, 2004, the Group transferred two stores to a wholly owned subsidiary of Disney and no longer combined the two stores' balance sheets and results of their operations with the Group. The results from the operations of these stores prior to the transfer have been included in discontinued operations and their balance sheets were included in the combined balance sheet associated with discontinued stores in Note 3.

Product Transactions with Disney
The Group purchases home video and DVD products for resale from Disney. Purchases, net of returns, for continuing operations for the years ended October 2, 2004, September 27, 2003 and September 28, 2002 amounted to $55,787,000, $48,853,000 and $56,111,000, respectively. Amounts included within inventories of continuing operations at October 2, 2004 and September 27, 2003 amounted to $14,155,000 and $14,829,000, respectively. Purchases for discontinued operations for the years ended October 2, 2004, September 27, 2003 and September 28, 2002 amounted to $2,876,000, $6,782,000 and $10,173,000, respectively. Amounts included within inventories of discontinued operations at October 2, 2004 and September 27, 2003 amounted to $0 and $2,059,000, respectively.

The Group purchases park entrance passes from various theme parks that are wholly or partially owned by Disney for sale to the Group's customers. The Group earns an average commission of 7% on such sales. Commission revenue for continuing operations recognized in net sales during the years ended October 2, 2004, September 27, 2003 and September 28, 2002 amounted to $8,186,000, $6,194,000 and $4,920,000, respectively. Park pass inventory for continuing operations is included within prepaid expenses and other current assets at October 2, 2004 and September 27, 2003 and amounted to $3,652,000 and $7,844,000, respectively. Commission revenue for discontinued operations recognized during the years ended October 2, 2004, September 28, 2003 and September 29, 2002 amounted to $226,000, $555,000 and $553,000, respectively.

The Group purchases Disney issued gift certificates ("Disney Dollars") that are accepted at theme parks and retail stores for sale to the Group's customers. The Group earns a commission on such sales. Commission revenue for continuing operations recognized in net sales during the years ended October 2, 2004, September 27, 2003 and September 28, 2002 amounted to $346,000, $298,000 and $286,000, respectively. Disney Dollar inventory for continuing operations is included within prepaid expenses and other current assets at October 2, 2004 and September 27, 2003 and amounted to $1,323,000 and $2,149,000, respectively.

Royalty Arrangement with Disney
The Group pays Disney a royalty of 7.5% and 5.0% of net sales (subject to certain adjustments) in the United States and Canada, respectively, for the right to operate retail stores using Disney's trade names and design logos. Royalty expense for continuing operations recorded in cost of sales amounted to $42,980,000, $41,903,000 and $45,238,000 for the years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively. Royalty expense included in discontinued operations amounted to $2,269,000, $5,900,000 and $8,243,000 for the years ended October 2, 2004, September 28, 2003 and September 29, 2002, respectively.

6. Pension and Other Benefit Programs

Certain employees of the Group participate in Disney's pension and postretirement medical benefit plans. These plans are accounted for by the Group as multi-employer plans which require the Group to expense its annual required contributions. The Group recorded in selling, general and administrative expenses pension and postretirement medical benefit plan expenses of $2,793,000, $1,031,000, and $1,057,000 for the years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively. The Group recorded in store expenses pension and postretirement medical benefit plan expenses of $634,000, $234,000, and $119,000 for the years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively.

Additionally, certain of the Group's employees participate in a Disney savings and investment plan that allows eligible employees to allocate up to 10% of salary through payroll deductions. The Group matches 50% of the employee's pre-tax contributions, up to plan limits. The Group recorded charges of $339,000, $446,000, and $449,000 within selling, general and administrative for the years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively.

7. Stock Incentive Plans

Certain employees of the Group participate in Disney's stock option plans. Under these plans, the Group may grant stock options and other awards to key executives and management at exercise prices equal to or exceeding the market price at the date of grant. In general, options for common stock become exercisable over a four to five year period from the grant date and expire ten years after the date of grant.

The following table summarizes information about stock options for Disney common stock held by employees of the Disney Store North America Group (shares in thousands):

                                                                                Weighted average
                                                         Number of shares        exercise price
                                                         ------------------     ------------------
Balance at September 29, 2001                                      1,317        $     30.03
    Awards granted                                                   742              22.03
    Awards cancelled                                               (323)              30.02
    Awards exercised                                                (15)              18.66
    Awards transferred, net                                           28              27.34
                                                         ------------------     ------------------
Balance at September 28, 2002                                      1,749              26.72
    Awards granted                                                   511              17.32
    Awards cancelled                                               (883)              22.60
    Awards exercised                                                (45)              13.63
    Awards transferred, net                                         (64)              26.04
                                                         ------------------     ------------------
Balance at September 27, 2003                                      1,268              26.13
    Awards granted                                                   201              24.64
    Awards cancelled                                               (427)              27.64
    Awards exercised                                                (93)              20.81
    Awards transferred, net                                            2              63.75
                                                         ------------------     ------------------
Balance at October 2, 2004                                           951        $     25.75
                                                         ==================     ==================

The following table summarizes information about stock options held by the Disney Stores North America Group employees outstanding at October 2, 2004 (shares in thousands):

                                            Outstanding                                  Exercisable
                     --------------------------------------------------------- --------------------------------
     Range of                            Weighted Average         Weighted                         Weighted
     Exercise             Number        Remaining Years of        Average          Number          Average
      Prices            of Options       Contractual Life      Exercise Price    of Options     Exercise Price
 ------------------  ---------------- ----------------------  ---------------- --------------- ----------------
    $14.93-22.20          401                  7.28               $19.37            115             $20.08
    24.64-34.91           491                  6.86                28.50            232              30.52
    38.53-40.78            53                  4.80                39.26             45              39.22
    60.23-66.21             4                  5.69                61.59              4              61.59
        182.14              2                  5.12               182.14              2             182.14
                     -------------                                             ------------
                          951                                                       398
                     =============                                             ============

The weighted average fair values of options at their grant date during the years ended October 2, 2004, September 27, 2003 and September 28, 2002 were $9.92, $6.71 and $8.02, respectively. The estimated fair value of each Disney option granted is calculated using the Black-Scholes option-pricing model. The weighted average assumptions used in the model were as follows:

                                                  Year ended           Year ended           Year ended
                                                   October 2,          September 27,        September 28,
                                                      2004                2003                2002
                                              ---------------------  -----------------   ----------------
     Risk-free interest rate                         3.4%                   3.4%               4.8%
     Expected years until exercise                   6 years                6 years            6 years
     Expected stock volatility                       40%                    40%                30%
     Dividend yield                                  .85%                   1.21%              .96%

8. Certain balance sheet accounts

                                                                 October 2,             September 27,
                                                                    2004                     2003
                                                              ------------------      -----------------
Prepaid expenses and other current assets
     Prepaid rent                                               $       6,313           $       7,290
     Park entrance passes                                               3,652                   7,946
     Disney Dollars                                                     1,323                   2,263
     Other assets                                                       1,464                     843
                                                              ------------------     -------------------
                                                                $      12,752           $      18,342
                                                              ==================     ===================

Accrued  liabilities
     Restructuring reserve                                      $       5,484           $      12,790
     Accrued rent                                                         756                   6,309
     Sales and use tax                                                  3,144                   3,416
     Fixed asset purchase accruals                                        168                   5,056
     Other                                                             15,432                  27,149
                                                              ------------------      ------------------
                                                                $      24,984           $      54,720
                                                              ==================      ==================

9. Commitments and Contingencies

Commitments
The Group leases all of its stores and distribution facilities under leases expiring at various dates through 2016.  Certain leases include options to renew.  The leases require fixed minimum rental payments plus, under the terms of certain leases, additional payments for taxes, other expenses and additional contingent rentals based upon sales.

Future minimum annual lease payments, excluding contingent rentals, under the Group's operating leases at October 2, 2004, are as follows (in thousands):

                                                         Operating
               Years ended:                               Leases
                                                    ----------------
                2005                                       37,997
                2006                                       27,836
                2007                                       23,105
                2008                                       18,985
                2009                                       16,004
                Thereafter                                 46,245
                                                    ----------------
                                                          170,172
                                                    ================

Store rent expense for continuing operations (included in store expenses) amounted to $39,257,000, $50,712,000, and $45,481,000 for the years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively. Administrative and distribution center rent expense for continuing operations (included in selling, general and administrative expenses) amounted to $7,013,000, $8,285,000, and $7,560,000 for the years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively. Store rent expense for discontinued operations amounted to $4,593,000, $10,895,000, and $10,886,000 for the years ended October 2, 2004, September 27, 2003 and September 28, 2002, respectively.

At September 27, 2003, the Group had 32 stores that were operating under expired lease agreements that resulted in $4,718,000 of rent expense and penalties which were included in accrued rent at year end. During the year ended October 2, 2004, the Group was able to favorably renegotiate these lease agreements and therefore reversed this accrual against store expense.

Contingencies
The Group is a defendant or co-defendant in various legal actions involving claims incident to the conduct of its businesses. Management does not expect a material impact to its results of operations, financial position or cash flows by reason of these actions.

10. Subsequent Events

On November 21, 2004, Disney sold substantially all of The Disney Store chain in North America under a long-term licensing arrangement to a wholly-owned subsidiary of The Children's Place ("TCP"). Pursuant to the terms of sale, The Disney Store North America will retain its lease obligations and will become a wholly owned subsidiary of TCP. TCP will pay Disney a royalty on the physical retail store sales beginning on the second anniversary of the closing date of the sale, and pay Disney a royalty on internet retail stores beginning in October 2005.

As of October 2, 2004, no impairment of long lived assets related to the transaction with TCP has been recognized by the Group, which continues to evaluate the recoverability of its long lived assets under a held for use model. Under this model, estimated direct future undiscounted cash flows were sufficient to recover the carrying value of the long lived assets.